[Letterhead of Behre Dolbear]

                                                                    Exhibit 23.1

                        Consent of Independent Appraiser

We hereby consent to the reference to us and our independent appraisal in Newmont Mining Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (as amended by the Annual Report on Form 10-K/A filed on July 28, 2004), which is incorporated by reference in this Registration on Form S-8.

/s/ Behre Dolbear & Company, Inc.
Denver, Colorado

August 30, 2004